Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Mark Kochvar
October 29, 2013	Chief Financial Officer
800 Philadelphia Street
Indiana, PA 15701
(724) 465-4826
mark.kochvar@stbank.net
www.stbancorp.com

S&T Bancorp, Inc. Announces Third Quarter

Earnings and Declares an Increased Dividend

Indiana, Pennsylvania – October 29, 2013 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA) has announced its third quarter earnings. Net income for the third quarter of 2013 was $12.2 million, or $0.41 per diluted share, compared to the second quarter of 2013 net income of $14.1 million, or $0.47 per diluted share, and the third quarter of 2012 net income of $12.6 million, or $0.43 per diluted share.

Third Quarter Highlights

•	Total average loans increased $57.5 million, or 1.7%, from the prior quarter.

•	Net interest income increased $0.7 million and net interest margin (FTE) was stable at 3.50%.

•	Asset quality continued to improve with a decrease in nonperforming assets (NPAs) of $1.4 million, or 3.7%, from the prior quarter and $30.7 million, or 45%, from the third quarter of 2012.

•	S&T’s Board of Directors approved a 6.7% increase in the quarterly cash dividend to $0.16 per share.

“Our quarterly results reflect another strong quarter of performance with solid loan growth, continued asset quality improvement and an increase in net interest income,” said Todd Brice, president and chief executive officer of S&T. “We are also pleased to announce the increase in our quarterly cash dividend which is a reflection of S&T’s strong earnings and capital position.”

- more -

S&T Earnings Release –2

S&T Bancorp, Inc. Announces Third Quarter

Earnings and Declares an Increased Dividend

(continued)

Net Interest Income

Net interest income increased $0.7 million, or 2.0%, to $35.3 million compared to $34.6 million in the prior quarter. Net interest margin on a fully taxable equivalent basis (FTE) decreased one basis point to 3.50% compared to 3.51% in the second quarter of 2013. Both net interest income and net interest margin (FTE) were positively impacted by an improvement in funding costs during the third quarter of 2013. The improvement in funding costs was primarily due to the repayment of $45.0 million of subordinated debt late in the second quarter of 2013 which was replaced with lower costing short-term borrowings. Additionally, maturities of higher costing certificates of deposits shifted to lower costing deposits. Interest income remained unchanged as the positive impact from a $50.8 million increase in average earning assets was offset by a decrease in the earning asset rate of 7 basis points to 3.82% compared to 3.89% in the prior quarter.

Asset Quality

Asset quality continues to improve. Total nonperforming loans (NPLs) were $36.4 million, or 1.04%, of total loans at September 30, 2013, which represents a 3.9% decrease from $37.9 million, or 1.10%, of total loans at June 30, 2013. Special mention and substandard loans also decreased $46.4 million, or 17%, to $222.3 million from $268.7 million at June 30, 2013. Net charge-offs for the third quarter of 2013 were $1.5 million compared to net charge-offs of $0.9 million in the second quarter of 2013. The provision for loan losses was $3.4 million in the third quarter of 2013 compared to $1.0 million in the second quarter of 2013 primarily due to an increase of $3.1 million in specific reserves. The allowance for loan losses (ALL) increased slightly to $48.0 million, or 1.37% of total loans, compared to $46.1 million, or 1.34% of total loans, at June 30, 2013.

- more -

S&T Earnings Release –3

S&T Bancorp, Inc. Announces Third Quarter

Earnings and Declares an Increased Dividend

(continued)

Noninterest Income and Expense

Noninterest income decreased $0.4 million to $12.5 million compared to $12.9 million in the second quarter of 2013. Mortgage banking income decreased $0.6 million primarily due to the increase in interest rates that occurred in the second quarter of 2013. Debit and credit card fees decreased $0.4 million due to a decrease in merchant revenue. Service charges on deposit accounts increased $0.3 million due to changes in certain deposits fees implemented late in the second quarter of 2013. Other income increased $0.4 million primarily related to interest rate swap fees from our commercial customers.

Noninterest expense decreased $0.4 million, or 1.6%, to $27.9 million compared to $28.4 million in the second quarter of 2013. There were no significant changes to expense categories from the prior quarter. The third quarter results reflect the benefit of expense control initiatives implemented in the first half of 2013.

Financial Condition

Total assets increased to $4.6 billion at September 30, 2013 compared to $4.5 billion at June 30, 2013 and $4.4 billion at September 30, 2012. Loan growth was strong during the quarter with an increase of $68.1 million, or 2.0%, in total portfolio loans. Commercial loans grew $52.3 million, or 2.1%, during the quarter, due to strong growth in the commercial real estate portfolio. Consumer loans increased $15.8 million during the quarter with the majority of the growth in residential mortgages of $13.7 million, or 3.0%. Total deposit balances increased $45.6 million, or 1.2%, compared to June 30, 2013. The deposit mix improved with an increase in demand deposit accounts of $53.8 million, or 4.3%, from June 30, 2013. S&T’s risk-based capital ratios are down slightly this quarter as loan and commitment growth outpaced increased capital from retained earnings. All capital ratios remain significantly above the well-capitalized thresholds of federal bank regulatory agencies.

- more -

S&T Earnings Release –4

S&T Bancorp, Inc. Announces Third Quarter

Earnings and Declares an Increased Dividend

(continued)

Dividend

The Board of Directors of S&T declared a $0.16 per share cash dividend at its regular meeting held October 28, 2013, representing a 6.7% increase over the prior quarter cash dividend of $0.15 per share. The dividend is payable on November 29, 2013 to shareholders of record on November 15, 2013.

Conference Call

S&T will host its third quarter 2013 earnings conference call live over the Internet at 1:00 p.m. ET on Tuesday, October 29, 2013. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “3rd Quarter 2013 Conference Call” and follow the instructions.

About S&T Bancorp, Inc.

Headquartered in Indiana, PA, S&T operates offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson, Washington and Westmoreland counties as well as a loan production office in northeast Ohio. With assets of $4.6 billion, S&T stock trades on the NASDAQ Global Select Market System under the symbol STBA. For more information, visit www.stbancorp.com.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, and asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP

- more -

S&T Earnings Release –5

S&T Bancorp, Inc. Announces Third Quarter

Earnings and Declares an Increased Dividend

(continued)

financial measures is presented in the attached selected financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release –6

	2013	2013	2012
(in thousands, except per share data)	Third Quarter	Second Quarter	Third Quarter
INTEREST INCOME
Loans, including fees	$35,733	$35,765	$36,121
Investment securities:
Taxable	1,889	1,879	1,829
Tax-exempt	865	815	788
Dividends	94	94	82

Total Interest Income	38,581	38,553	38,820

INTEREST EXPENSE
Deposits	2,717	2,951	3,958
Borrowings and junior subordinated debt securities	590	1,006	1,067

Total Interest Expense	3,307	3,957	5,025

NET INTEREST INCOME	35,274	34,596	33,795
Provision for loan losses	3,419	1,023	2,305

Net interest income after provision for loan losses	31,855	33,573	31,490

NONINTEREST INCOME
Securities gains, net	3	—	2,170
Service charges on deposit accounts	2,801	2,495	2,567
Debit and credit card fees	2,764	3,150	2,966
Wealth management fees	2,747	2,820	2,397
Insurance fees	1,738	1,643	1,731
Mortgage banking	265	911	797
Other	2,224	1,848	2,118

Total Noninterest Income	12,542	12,867	14,746

NONINTEREST EXPENSE
Salaries and employee benefits	14,910	14,725	14,819
Data processing	2,137	2,137	2,012
Net occupancy	1,910	1,958	1,978
Furniture and equipment	1,084	1,230	1,414
Other taxes	1,039	915	982
Professional services and legal	996	1,171	1,440
FDIC assessment	629	707	838
Marketing	607	793	759
Other	4,631	4,750	6,776

Total Noninterest Expense	27,943	28,386	31,018

Income Before Taxes	16,454	18,054	15,218
Provision for income taxes	4,207	3,951	2,623

Net Income	$12,247	$14,103	$12,595

Per Share Data:
Shares outstanding at end of period	29,738,305	29,738,305	29,733,592
Average shares outstanding - diluted	29,685,600	29,677,876	29,277,232
Average shares outstanding - two-class method	29,738,305	29,729,012	29,360,990
Diluted earnings per share (1)	$0.41	$0.47	$0.43
Dividends declared per share	$0.15	$0.15	$0.15
Dividend yield (annualized)	2.48%	3.06%	3.41%
Dividends paid to net income	36.42%	31.61%	34.47%
Book value	$18.68	$18.39	$17.97
Tangible book value (2)	$12.63	$12.33	$11.86
Market value	$24.22	$19.60	$17.61

Profitability Ratios (Annualized)
Return on average assets	1.07%	1.26%	1.15%
Return on average tangible assets (3)	1.12%	1.31%	1.19%
Return on average shareholders’ equity	8.86%	10.36%	9.56%
Return on average tangible shareholders’ equity (4)	13.19%	15.47%	14.52%
Efficiency ratio (FTE) (5)	56.97%	58.37%	65.31%

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release –7

	For the Nine Months Ended September 30,
(in thousands, except per share data)	2013	2012
INTEREST INCOME
Loans, including fees	$106,543	$109,054
Investment securities:
Taxable	5,631	5,660
Tax-exempt	2,513	2,319
Dividends	290	297

Total Interest Income	114,977	117,330

INTEREST EXPENSE
Deposits	8,870	13,184
Borrowings and junior subordinated debt securities	2,568	3,211

Total Interest Expense	11,438	16,395

NET INTEREST INCOME	103,539	100,935
Provision for loan losses	6,749	18,600

Net interest income after provision for loan losses	96,790	82,335

NONINTEREST INCOME
Securities gains, net	5	3,016
Debit and credit card fees	8,365	8,472
Wealth management fees	8,143	7,393
Service charges on deposit accounts	7,744	7,407
Insurance fees	5,156	4,941
Mortgage banking	1,658	2,174
Gain on sale of merchant card servicing business	3,093	—
Other	6,051	6,944

Total Noninterest Income	40,215	40,347

NONINTEREST EXPENSE
Salaries and employee benefits	45,701	45,933
Data processing	6,938	7,448
Net occupancy	6,037	5,594
Furniture and equipment	3,623	3,861
Professional services and legal	3,141	4,548
Other taxes	2,953	2,533
FDIC assessment	2,112	2,164
Marketing	2,088	2,156
Other	15,352	18,909

Total Noninterest Expense	87,945	93,146

Income Before Taxes	49,060	29,536
Provision for income taxes	10,380	4,861

Net Income	$38,680	$24,675

Per Share Data:
Average shares outstanding - diluted	29,679,778	28,774,196
Average shares outstanding - two-class method	29,732,371	28,865,822
Diluted earnings per share (1)	$1.30	$0.85
Dividends declared per share	$0.45	$0.45
Dividends paid to net income	34.59%	52.27%

Profitability Ratios (Annualized)
Return on average assets	1.15%	0.77%
Return on average tangible assets (3)	1.20%	0.80%
Return on average shareholders’ equity	9.49%	6.46%
Return on average tangible shareholders’ equity (4)	14.19%	9.88%
Efficiency ratio (FTE) (5)	59.69%	65.76%

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release –8

	2013	2013	2012
(in thousands)	Third Quarter	Second Quarter	Third Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$234,928	$247,432	$347,076
Securities available-for-sale, at fair value	488,162	479,821	414,644
Loans held for sale	3,695	3,185	3,188
Commercial loans:
Commercial real estate	1,567,814	1,501,491	1,438,526
Commercial and industrial	827,699	826,696	748,569
Construction	152,206	167,225	157,717

Total commercial loans	2,547,719	2,495,412	2,344,812
Consumer loans:
Residential mortgage	477,141	463,446	409,967
Home equity	413,097	413,585	447,123
Installment and other consumer	69,043	67,983	75,157
Construction	4,335	2,807	2,098

Total consumer loans	963,616	947,821	934,345

Total portfolio loans	3,511,335	3,443,233	3,279,157
Allowance for loan losses	(47,983)	(46,105)	(46,279)

Total portfolio loans, net	3,463,352	3,397,128	3,232,878
Goodwill	175,820	175,820	175,733
Other assets	222,171	225,373	248,739

Total Assets	$4,588,128	$4,528,759	$4,422,258

LIABILITIES
Deposits:
Noninterest-bearing demand	$974,262	$947,747	$928,000
Interest-bearing demand	324,291	297,028	321,785
Money market	308,445	329,065	316,673
Savings	1,039,115	1,003,705	949,521
Certificates of deposit	1,048,090	1,071,083	1,078,427

Total Deposits	3,694,203	3,648,628	3,594,406

Securities sold under repurchase agreements	33,290	74,151	49,261
Short-term borrowings	175,000	125,000	25,000
Long-term borrowings	22,390	22,965	40,669
Junior subordinated debt securities	45,619	45,619	90,619
Other liabilities	62,198	65,544	88,061

Total Liabilities	4,032,700	3,981,907	3,888,016

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	555,428	546,852	534,242

Total Liabilities and Shareholders’ Equity	$4,588,128	$4,528,759	$4,422,258

Capitalization Ratios
Shareholders’ equity / assets	12.11%	12.08%	12.08%
Tangible common equity / tangible assets (6)	8.52%	8.43%	8.32%
Tier 1 leverage ratio	9.61%	9.54%	9.27%
Risk-based capital - tier 1	12.26%	12.28%	12.01%
Risk-based capital - total	14.27%	14.30%	15.45%

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release –9

	2013		2013		2012
(in thousands) Net Interest Margin (FTE) (QTD Averages)(7)	Third Quarter		Second Quarter		Third Quarter
ASSETS
Loans	$3,476,914	4.16%	$3,419,393	4.28%	$3,226,219	4.52%
Taxable investment securities	378,678	1.98%	365,799	2.04%	289,519	2.36%
Tax-exempt investment securities	108,982	4.88%	106,194	4.73%	97,624	4.97%
Federal Home Loan Bank and other restricted stock	13,910	0.83%	12,420	0.31%	17,738	0.10%
Interest-bearing deposits with banks	162,381	0.27%	186,265	0.28%	329,985	0.28%

Total Interest-earning Assets	4,140,865	3.82%	4,090,071	3.89%	3,961,085	4.00%

Noninterest-earning assets	391,001		400,592		411,528

Total Assets	$4,531,866		$4,490,663		$4,372,613

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing demand	$311,369	0.02%	$303,461	0.02%	$314,013	0.04%
Money market	323,671	0.14%	327,733	0.14%	321,312	0.17%
Savings	1,019,647	0.15%	1,001,258	0.18%	931,680	0.28%
Certificates of deposit	1,050,954	0.83%	1,047,868	0.91%	1,079,894	1.15%
Securities sold under repurchase agreements	59,390	0.09%	67,461	0.13%	54,090	0.18%
Short-term borrowings	127,174	0.28%	71,429	0.25%	40,699	0.29%
Long-term borrowings	22,625	3.01%	23,196	3.05%	34,892	3.18%
Junior subordinated debt securities	45,619	2.72%	82,817	3.70%	90,619	3.20%

Total Interest-bearing Liabilities	2,960,449	0.44%	2,925,223	0.54%	2,867,199	0.70%

Noninterest-bearing demand	955,337		946,862		903,949
Other liabilities	67,639		72,370		77,354
Shareholders’ equity	548,441		546,208		524,111

Total Liabilities and Shareholders’ Equity	$4,531,866		$4,490,663		$4,372,613

Net Interest Margin		3.50%		3.51%		3.50%

	For the Nine Months Ended September 30,
Net Interest Margin (FTE) (YTD Averages)(7)	2013		2012
ASSETS
Loans	$3,418,571	4.25%	$3,188,500	4.64%
Taxable investment securities	366,025	2.04%	280,781	2.62%
Tax-exempt investment securities	108,556	4.75%	91,930	5.18%
Federal Home Loan Bank and other restricted stock	13,582	0.56%	18,584	0.14%
Interest-bearing deposits with banks	186,248	0.26%	297,410	0.24%

Total Interest-earning Assets	4,092,982	3.87%	3,877,205	4.15%

Noninterest-earning assets	397,563		403,034

Total Assets	$4,490,545		$4,280,239

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing demand	$308,335	0.02%	$303,550	0.05%
Money market	329,830	0.14%	299,242	0.17%
Savings	998,410	0.18%	883,629	0.26%
Certificates of deposit	1,047,351	0.91%	1,119,692	1.30%
Securities sold under repurchase agreements	63,382	0.13%	47,377	0.16%
Short-term borrowings	86,813	0.26%	62,315	0.26%
Long-term borrowings	25,077	3.09%	33,678	3.28%
Junior subordinated debt securities	72,853	3.23%	90,619	3.24%

Total Interest-bearing Liabilities	2,932,051	0.52%	2,840,102	0.77%

Noninterest-bearing demand	942,610		859,446
Other liabilities	70,829		70,732
Shareholders’ equity	545,055		509,959

Total Liabilities and Shareholders’ Equity	$4,490,545		$4,280,239

Net Interest Margin		3.50%		3.58%

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release –10

	2013		2013		2012
(in thousands)	Third Quarter		Second Quarter		Third Quarter
Nonaccrual Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL

Commercial real estate	$16,479	1.05%	$20,732	1.38%	$32,828	2.28%
Commercial and industrial	3,897	0.47%	5,204	0.63%	6,851	0.92%
Construction	9,684	6.36%	4,775	2.86%	14,411	9.14%

Total Nonaccrual Commercial Loans	30,060	1.18%	30,711	1.23%	54,090	2.31%
Consumer loans:
Residential mortgage	3,021	0.63%	3,465	0.75%	7,584	1.85%
Home equity	3,291	0.80%	3,674	0.89%	3,994	0.89%
Installment and other consumer	27	0.04%	33	0.05%	49	0.07%
Construction	—	—	—	—	399	19.02%

Total Nonaccrual Consumer Loans	6,339	0.66%	7,172	0.76%	12,026	1.29%

Total Nonaccrual Loans	$36,399	1.04%	$37,883	1.10%	$66,116	2.02%

	2013	2013	2012
	Third Quarter	Second Quarter	Third Quarter
Asset Quality Data
Nonaccrual loans	$36,399	$37,883	$66,116
Assets acquired through foreclosure or repossession	460	408	1,468
Nonperforming assets	36,859	38,291	67,584
Troubled debt restructurings (nonaccruing)	20,394	16,064	23,414
Troubled debt restructurings (accruing)	35,624	40,940	37,110
Total troubled debt restructurings	56,018	57,004	60,524
Nonaccrual loans / loans	1.04%	1.10%	2.01%
Nonperforming assets / loans plus OREO	1.05%	1.11%	2.06%
Allowance for loan losses / loans	1.37%	1.34%	1.41%
Allowance for loan losses / nonaccrual loans	132%	122%	70%
Net loan charge-offs	1,541	854	2,715
Net loan charge-offs (annualized) / average loans	0.18%	0.10%	0.33%

	For the Nine Months Ended September 30,
	2013	2012
Asset Quality Data
Net loan charge-offs	5,250	21,162
Net loan charge-offs (annualized) / average loans	0.21%	0.89%

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release –11

		2013	2013	2012
		Third Quarter	Second Quarter	Third Quarter
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

(1)	Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.

(2)	Tangible Book Value
	Book value (GAAP basis)	$18.68	$18.39	$17.97
	Effect of excluding intangible assets	(6.05)	(6.06)	(6.11)

	Tangible book value	$12.63	$12.33	$11.86

(3)	Return on Average Tangible Assets
	Return on average assets (GAAP basis)	1.07%	1.26%	1.15%
	Effect of excluding intangible assets	0.05%	0.05%	0.04%

	Return on average tangible assets	1.12%	1.31%	1.19%

(4)	Return on Average Tangible Shareholders’ Equity
	Return on average shareholders’ equity (GAAP basis)	8.86%	10.36%	9.56%
	Effect of excluding intangible assets	4.33%	5.11%	4.96%

	Return on average tangible shareholders’ equity	13.19%	15.47%	14.52%

(5)	Noninterest expense divided by noninterest income plus net interest income, on a fully taxable equivalent (FTE) basis.

(6)	Tangible Common Equity / Tangible Assets
	Shareholders’ equity / assets (GAAP basis)	12.11%	12.08%	12.08%
	Effect of excluding intangible assets	(3.59)%	(3.65)%	(3.76)%

	Tangible common equity / tangible assets	8.52%	8.43%	8.32%

(7)	Interest Income Rate (FTE)
	Interest income (annualized) rate (GAAP basis)	3.70%	3.78%	3.89%
	Taxable equivalent adjustment	0.12%	0.11%	0.11%

	Interest income rate (FTE)	3.82%	3.89%	4.00%

	Net Interest Margin Rate (FTE)
	Net interest margin rate (GAAP basis)	3.38%	3.40%	3.38%
	Taxable equivalent adjustment	0.12%	0.11%	0.12%

	Net interest margin rate (FTE)	3.50%	3.51%	3.50%

		For the Nine Months Ended September 30,
		2013	2012
(3)	Return on Average Tangible Assets
	Return on average assets (GAAP basis)	1.15%	0.77%
	Effect of excluding intangible assets	0.05%	0.03%

	Return on average tangible assets	1.20%	0.80%

(4)	Return on Average Tangible Shareholders’ Equity
	Return on average shareholders’ equity (GAAP basis)	9.49%	6.46%
	Effect of excluding intangible assets	4.70%	3.42%

	Return on average tangible shareholders’ equity	14.19%	9.88%

(7)	Interest Income Rate (FTE)
	Interest income (annualized) rate (GAAP basis)	3.76%	4.03%
	Taxable equivalent adjustment	0.11%	0.12%

	Interest income rate (FTE)	3.87%	4.15%

	Net Interest Margin Rate (FTE)
	Net interest margin rate (GAAP basis)	3.38%	3.47%
	Taxable equivalent adjustment	0.12%	0.11%

	Net interest margin rate (FTE)	3.50%	3.58%